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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in each of the Registration Statement (Form S-8 No. 333-53222), Registration Statement (Form S-8 No. 333-86968) and the Registration Statement (Form S-3 No. 333-107079) pertaining to TradeStation Group, Inc. of our report dated January 23, 2004, with respect to the consolidated financial statements of TradeStation Group, Inc. included in the Form 10-K for the year ended December 31, 2003.

                                                  /s/ Ernst & Young LLP

Fort Lauderdale, Florida,
     March 10, 2004.